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                                                                  Exhibit 4.4(d)


                                AMENDMENT NO. 2
                                       TO
                         CREDIT AND SECURITY AGREEMENT

         This AMENDMENT NO. 2 TO CREDIT AND SECURITY AGREEMENT (this "Amendment"), made as of this 31st day of March, 2000, among PARAGON CORPORATE HOLDINGS INC. ("Borrower"), certain financial institutions listed on the signature pages hereto (the "Banks"), KEY CORPORATE CAPITAL INC., as Letter of Credit Bank (the "Letter of Credit Bank"), and KEY CORPORATE CAPITAL INC. as Agent for the Banks and the Letter of Credit Bank (the "Agent").

                                  WITNESSETH:

         WHEREAS, the Borrower, the Banks, the Letter of Credit Bank and the Agent have entered into that certain Credit and Security Agreement, dated as of April 1, 1998, as amended by that certain Amendment No. 1 to Credit and Security Agreement, dated as of March 17, 1999, (as amended, the "Credit Agreement"), pursuant to which the Agent, the Banks and the Letter of Credit Bank have made certain loans and other financial accommodations available to Borrower;

         WHEREAS, the Borrower has failed to comply with certain covenants of the Credit Agreement and desires that the Agent and the Banks waive such noncompliance; and

         WHEREAS, the Borrower, the Banks, the Letter of Credit Bank and the Agent desire to amend the Credit Agreement as hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Banks, the Letter of Credit Bank and the Agent do hereby agree as follows:

1.       DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

2.       AMENDMENT TO THE CREDIT AGREEMENT.

         2.1 AMENDMENT TO INTRODUCTORY PARAGRAPH. The introductory paragraph on Page 1 of the Credit Agreement is hereby amended by deleting the reference to "U.S. $32,000,000" and replacing it with (i) during the period commencing on March 31, 2000, and continuing through May 30, 2000, "U.S. $37,000,000", and
(ii) commencing on May 31, 2000, and at all times thereafter, "US $32,000,000".


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         2.2 AMENDMENT TO SECTION 8.4(a). Section 8.4(a) is amended to read as follows:


         (a) MINIMUM CONSOLIDATED EBITDA. The Borrower shall not permit:

                  (i) the Consolidated EBITDA of Curtis as of the end of any Cumulative Four Quarter Fiscal Period ending after the Closing Date to be less than $5,500,000, and

                  (ii) the Consolidated EBITDA of A. B. Dick as of the end of any of the following cumulative fiscal periods to be less than the amount set forth opposite such cumulative fiscal period:

                CUMULATIVE FISCAL                  CONSOLIDATED EBITDA
                    PERIOD
         ---------------------------------------------------------------------
         January 1, 2000 -- June 30, 2000              $2,050,000
         January 1, 2000 -- September 30, 2000         $5,700,000
         January 1, 2000 -- December 31, 2000
         and each Cumulative Four Quarter Fiscal
         Period thereafter                            $11,000,000

         2.3 AMENDMENT TO SECTION 8.4(b). Section 8.4(b) is amended to read as follows:

         (b) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Borrower shall not at any time permit:

                  (i) the Consolidated Fixed Charge Coverage Ratio of the Borrower as at the end of any of the following cumulative fiscal periods of the Borrower to be less than the ratio set forth opposite such cumulative fiscal period:

                  CUMULATIVE FISCAL                    CONSOLIDATED FIXED CHARGE
                        PERIOD                              COVERAGE RATIO
         -----------------------------------------------------------------------

         January 1, 2000 -- September 30, 2000               0.25 to 1.0
         January 1, 2000 -- December 31, 2000                0.50 to 1.0

         January 1, 2001 -- March 31, 2001                   1.20 to 1.0
         January 1, 2001 -- June 30, 2001                    1.20 to 1.0
         January 1, 2001 -- September 30, 2001               1.20 to 1.0
         January 1, 2001 -- December 3l, 2001,
         and each Cumulative Four Quarter Fiscal
         Period thereafter                                   1.20 to 1.0


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                  (ii) the Consolidated Fixed Charge Coverage Ratio of Curtis as
         at the end of any Cumulative Four Quarter Fiscal Period of the Borrower to be less than 1.20 to 1.0, or

                  (iii) the Consolidated Fixed Charge Coverage Ratio of A.B. Dick as at the end of any of the following cumulative fiscal periods of the Borrower to be less than the ratio set forth opposite such cumulative fiscal period:

                  CUMULATIVE FISCAL                  CONSOLIDATED FIXED CHARGE
                       PERIOD                             COVERAGE RATIO
         -----------------------------------------------------------------------

         January 1, 2000 -- June 30, 2000                   0.50 to 1.0
         January 1, 2000 -- September 30, 2000              1.20 to 1.0
         January 1, 2000 -- December 31, 2000,
         and each Cumulative Four Quarter Fiscal
         Period thereafter                                  1.20 to 1.0

         2.4 AMENDMENT TO ANNEX I. Annex I is hereby amended by deleting all references to "$32,000,000" and replacing each such reference with (i) during the period commencing on March 31, 2000, and continuing through May 30, 2000, "$37,000,000", and (ii) commencing on May 31, 2000, and at all times thereafter, "$32,000,000".

3.       WAIVER OF NON-COMPLIANCE.

         3.1 WAIVER. Subject to and conditioned on the effectiveness of this Amendment, the Agent and each Bank hereby waives, as of the date of this
Amendment:

                  (a) solely to the extent disclosed to the Agent and the Banks in writing prior to the date of this Amendment, Borrower's failure to comply with the requirement set forth in Section 8.4(a)(ii) of the Credit Agreement that Borrower not permit the Consolidated EBITDA of A.B. Dick to be less than $10,250,000 for the Cumulative Four Quarter Fiscal Period ending on December 31, 1999 and the Cumulative Four Quarter Fiscal Period ending on March 31, 2000;

                  (b) solely to the extent disclosed to the Agent and the Banks in writing prior to the date of this Amendment, Borrower's failure to comply with the requirement set forth in Section 8.4(b)(i) of the Credit Agreement that Borrower not permit the Consolidated Fixed Charge Coverage Ratio of the Borrower to be less than 1.10 to 1.0 for the Cumulative Four Quarter Fiscal Period ending on December 31, 1999 and the Cumulative Four Quarter Fiscal Period ending on March 31,2000;

                  (c) solely to the extent disclosed to the Agent and the Banks in writing prior to the date of this Amendment, Borrower's failure to comply with the requirement set forth in Section 8.4(b)(iii) of the Credit Agreement that Borrower not permit the Consolidated Fixed Charge Coverage Ratio of A.B. Dick to be less than 1.20 to 1.0 for



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         the Cumulative Four Quarter Fiscal Period ending on December 31, 1999 and the Cumulative Four Quarter Fiscal Period ending on March 31, 2000; and

                  (d) solely with respect to defaults waived pursuant to Sections 3.1(a), 3.1(b) and 3.1(c) of this Amendment, any Event of Default under Section 9.4 of the Financing Agreement.

         3.2 LIMITATION ON WAIVERS. The waivers granted herein are limited strictly to their terms, apply only to the specific waivers described herein, do not extend to or affect any of the Borrower's other obligations contained in the Credit Agreement or any other related documents and do not impair any rights consequent thereon. Except as expressly set forth herein, nothing contained herein will be deemed to be a waiver of, or will in any way impair or prejudice, any rights of the Agent, the Banks or the Letter of Credit Bank under the Credit Agreement. Neither the Agent nor any Bank has any obligation to issue any other or further waiver with respect to the subject matter hereof or of any other matter, and, except as expressly provided herein, the Credit Agreement and all documents, instruments and agreements related thereto are ratified and confirmed in all respects and will continue in full force and effect.

4.       REPRESENTATIONS AND WARRANTIES.

Borrower hereby represents and warrants as follows:

         4.1 THE AMENDMENT. This Amendment has been duly and validly executed by an authorized executive officer of Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms. The execution delivery, and performance of this Amendment, the Credit Agreement (as amended hereby), and the other Loan Documents to which Borrower is a party are within the Borrower's corporate powers, have been duly authorized, and are not in contravention of Law or the terms of the Borrower's Certificate of Incorporation or By-Laws or any indenture (including the Senior Note Indenture) or other document or instrument evidencing borrowed money or any other agreement or undertaking to which the Borrower is a party or by which it or its property is bound.

         4.2 CLAIMS AND DEFENSES. As of the date of this Amendment, neither the Borrower nor any of the Subsidiary Guarantors has any defenses, claims, counterclaims or setoffs with respect to the Credit Agreement, the Loan Documents or any Obligations thereunder or with respect to any actions of the Agent, the Banks, the Letter of Credit Bank or any of their respective officers, directors, shareholders, employees, agents or attorneys, and the Borrower irrevocably and absolutely waives any such defenses, claims, counterclaims and setoffs and releases the Agent, the Banks and the Letter of Credit Bank, and each of their respective officers, directors, shareholders, employees, agents and attorneys, from the same.

         4.3 CREDIT AGREEMENT. The Credit Agreement, as previously amended and as further amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

         4.4 NONWAIVER. Except as set forth in Section 3 of this Amendment, the execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Agent, any Bank or the

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Letter of Credit Bank under the Credit Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any other documentation executed in connection therewith. Further, except as set forth in Section 3 of this Agreement, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Event of Default under the Credit Agreement as previously amended and as further amended by this Amendment.

         4.5 REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Credit Agreement, as previously amended and as further amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as previously amended and as further amended hereby.

5.       CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT NO.2.

In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to the fulfillment of each of the following conditions precedent:

         5.1 AMENDMENT NO. 2 TO CREDIT AND SECURITY AGREEMENT. The Agent and each Bank shall have received an original counterpart of this Amendment No. 2 to Credit and Security Agreement, executed and delivered by a duly authorized officer of Borrower, the Agent, and each of the Banks.

         5.2 EXECUTION OF AMENDED AND RESTATED REVOLVING CREDIT NOTE. The Agent and each Bank shall have received an original Amended and Restated Revolving Credit Note reflecting the changes in the revolving credit facility commitment, executed and delivered by a duly authorized officer of Borrower, the Agent, and each of the Banks.

         5.3 ACKNOWLEDGMENT OF GUARANTOR. The Agent shall have received the Acknowledgment of Guarantor, attached hereto, executed and delivered by a duly authorized officer of each of A.B. Dick and Curtis respectively.

6.       MISCELLANEOUS.

         6.1 GOVERNING LAW. This Amendment has been delivered and accepted at and shall be deemed to have been made at Cleveland, Ohio. This Amendment shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, without regard to principles of conflict of law, and all other laws of mandatory application.

         6.2 SEVERABILITY. Each provision of this Amendment shall be interpreted in such manner as to be valid under applicable law, but if any provision hereof shall be invalid under applicable law, such provision shall be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

         6.3 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.



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         IN WITNESS WHEREOF, Borrower has caused this Amendment No. 2 to Credit and Security Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.


KEY CORPORATE CAPITAL INC., as               PARAGON CORPORATE HOLDINGS
Agent                                        INC.


/s/  Christine A. Schoaf
---------------------------------            -----------------------------------
By: Christine A. Schoaf                      By:  Frank D. Zaffino
   ------------------------------               --------------------------------
Its: AVP                                     Its:  President & CEO
    -----------------------------                -------------------------------



KEY CORPORATE CAPITAL INC., as a             KEY CORPORATE CAPITAL INC. as a
Bank                                         Letter of Credit Bank


/s/  Christine A. Schoaf                     /s/  Christine A. Schoaf
---------------------------------            ---------------------------------
By: Christine A. Schoaf                      By: Christine A. Schoaf
   ------------------------------               ------------------------------
Its: AVP                                     Its: AVP
    -----------------------------                -----------------------------



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